                                                          EXHIBIT 10.2

                       SIXTH AMENDMENT TO
                    FIRST AMENDED AND RESTATED
           WAREHOUSING CREDIT AND SECURITY AGREEMENT

     THIS SIXTH AMENDMENT TO FIRST AMENDED AND RESTATED WAREHOUSING CREDIT AND SECURITY AGREEMENT (this "Amendment") is entered into as of this 30th day of March 1998, by and between U.S. HOME MORTGAGE CORPORATION, a Florida corporation (the "Company") and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation (the "Lender").

     WHEREAS, the Company and the Lender have entered into a single family revolving warehouse facility with a present Commitment Amount of Sixty-Five Million Dollars ($65,000,000), to finance the origination and acquisition of Mortgage Loans as evidenced by a Third Amended and Restated Warehousing Promissory Note in the principal sum of Sixty-Five Million Dollars ($65,000,000), dated as of June 25, 1997 (the "Note"), and by a First Amended and Restated Warehousing Credit and Security Agreement dated as of August 31, 1995, as the same may have been amended or supplemented (the "Agreement"); and

     WHEREAS, the Company has requested the Lender to temporarily increase the Commitment Amount and certain terms of the Agreement, and the Lender has agreed to such increase and amendment subject to the terms and conditions of this Amendment.

     NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants, agreements and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. All capitalized terms used herein and not otherwise defined shall have their respective meanings set forth in the Agreement.

     2. The effective date ("Effective Date") of this Amendment shall be March 30, 1998.

     3. Section 1.1 of the Agreement shall be amended by adding the following definitions in the appropriate alphabetical order:

          "Check Disbursement Account" means a demand deposit account maintained at the Funding Bank in the name of the Company and under the control of the Lender for the clearing of checks written by the Company to fund Advances.

          "Wire Disbursement Account" means a demand deposit account maintained at the Funding Bank in the name of the Lender for the clearing of wire transfers requested by the Company to fund Advances.

     4. Section 1.1 of the Agreement is hereby amended to delete the definition of "Commitment Amount" in its entirety and to substitute the following in lieu thereof:

          "Commitment Amount" means Sixty-Five Million Dollars ($65,000,000). Notwithstanding the foregoing, during the period from the Effective Date to and including May 14, 1998, the Commitment Amount shall be temporarily increased to Eighty Million Dollars ($80,000,000). On the first Business Day following the expiration of the temporary increase of the Commitment Amount, the Company shall repay to the Lender the amount by which the outstanding Advances exceed the Commitment Amount.

     5. Sections 2.2(d) and 2.2(e) of the Agreement shall be deleted in their entirety and the following shall be substituted in lieu thereof:

               2.2(d) The Company  shall hold in trust for the Lender,  and the Company shall deliver to the Lender promptly upon request, or if the recorded Collateral Documents have not yet been returned from the recording office, immediately upon receipt by the Company of such recorded Collateral Documents and the Pledged Mortgage is not being held by an Investor for purchase or has not been redeemed from pledge, the following: (1) the originals of the Collateral Documents for which copies are required to be delivered to the Lender pursuant to Exhibit D-SF, Exhibit D-SF/CONSTRUCTION or Exhibit D-UNI, (2) the original lender's ALTA Policy of Title Insurance or an equivalent thereto, and (3) any other documents relating to a Pledged Mortgage which the Lender may request, including, without limitation, documentation evidencing the FHA Commitment to Insure or the VA Guaranty of any Pledged Mortgage which is either FHA insured or VA guaranteed, the appraisal, Private Mortgage Insurance Certificate, if applicable, the Regulation Z Statement, certificates of casualty or hazard insurance, credit information on the maker of each such Mortgage Note, a copy of a HUD-1 or corresponding purchase advice and other documents of all kinds which are customarily desired for inspection or transfer incidental to the purchase of any Mortgage Note by an Investor and any additional documents which are customarily executed by the seller of a Mortgage Note to an Investor.

               2.2(e) To make an Advance, the Lender shall cause the Funding Bank to credit either the Wire Disbursement Account or the Check Disbursement Account upon compliance by the Company with the terms of the Loan Documents. The Lender shall determine in its sole discretion the method by which Advances and other amounts on deposit in the Wire Disbursement Account or the Check Disbursement Account are disbursed by the Funding Bank to or for the account of the Company.

     6. Section 2.4(g) of the Agreement shall be deleted in its entirety and the following shall be substituted in lieu thereof:

               2.4(g) Upon Notice to the Company, after the occurrence and during the continuation of an Event of Default, the unpaid amount of each Advance shall bear interest until paid in full at a per annum rate of interest (the "Default Rate") equal to four percent (4%) in excess of the rate of interest otherwise applicable to such Advance pursuant to any other subsection of this Section 2.4 or, if no rate is applicable, the highest rate then applicable to any outstanding Advances.

     7. Sections 2.5(d), (e), (f), (g) and (h) of the Agreement shall be deleted in their entirety and the following shall be substituted in lieu thereof:

               2.5(d) The Company shall pay the Lender, without the necessity of prior demand or notice from the Lender, and the Company authorizes the Lender to cause the Funding Bank to charge the Company's account for, the amount of any outstanding Advance against a specific Pledged Mortgage, upon the earliest occurrence of any of the following events:

                    (1) One (1)  Business  Day  elapses  from  the  date an
               Advance was made and the Pledged Mortgage which was to have been funded by such Advance is not closed and funded.

                    (2) Ten  (10)  Business  Days  elapse  from  the date a
               Collateral   Document  was  delivered  to  the  Company  for
               correction or completion under a Trust Receipt, without being returned to the Lender.

                    (3) On the date on which a Pledged Mortgage is determined to have been originated based on untrue, incomplete or inaccurate information, whether or not the Company had knowledge of such misrepresentation or incorrect information, or the Pledged Mortgage is in the case of an Unimproved Mortgage Loan delinquent (without giving effect to any grace period) and remains delinquent for a period of thirty (30) days or (ii) in all other cases, defaulted and remains in default for a period of sixty (60) days or more.

                    (4)  If  the  outstanding   Advances   against  Pledged
               Mortgages of a specific Mortgage Loan type exceed the aggregate Purchase Commitments for such Mortgage Loan type.

                    (5) Three (3) Business Days after the mandatory delivery date of the related Purchase Commitment and the specific Pledged Mortgage was not delivered under the Purchase Commitment prior to such mandatory delivery date, or the Purchase Commitment is terminated; unless in each case, such Pledged Mortgage is eligible for delivery to an Investor under a comparable Purchase Commitment acceptable to the Lender.

                    (6) Upon sale,  maturity  or other  disposition  of the
               Pledged Mortgage.

                    (7) If the  Pledged  Mortgage is included in a Mortgage
               Pool, then, if the Mortgage Pool is an Eligible Mortgage Pool, upon sale of the Mortgage-backed Security, or if the Mortgage Pool is not an Eligible Mortgage Pool, within two
               (2) Business Days after delivery of the Pledged Mortgages to the pool custodian.

                    (8) On the  date on which  the  Company  knows,  or has
               reason to know, or receives notice from the Lender, that one or more of the representations and warranties set forth in
               Section 5.15 were inaccurate or incomplete in any material respect on any date when made or deemed made.

                    (9) For a  Construction/Perm  Mortgage  Loan, a lien is
               filed  against the premises and not removed  within  fifteen
               (15) days of the filing, or an inspection report indicates that the improvements to the premises encumbered by the Pledged Mortgage are not being constructed in accordance with the approved plans and specifications.

               2.5(e) Upon Notice to the Company by the Lender, the Company shall pay to the Lender, and the Company authorizes the Lender to cause the Funding Bank to charge the Lender's account for, the amount of any outstanding Advance against a specific Pledged Mortgage upon the earliest occurrence of any of the following events:

                    (1) For a Pledged  Mortgage,  other than an  Unimproved
               Mortgage Loan, with respect to which a longer or shorter period is not prescribed elsewhere in the Section 2.5(e), one hundred twenty (120) days elapse from the date of the initial Advance made by the Lender against such Pledged Mortgage, whether or not such Pledged Mortgage is included in an Eligible Mortgage Pool.

                    (2) Forty-five (45) days elapse from the date the Pledged Mortgage was delivered to an Investor or an Approved Custodian for examination and purchase or inclusion in an Eligible Mortgage Pool, without the purchase being made or the Eligible Mortgage Pool being initially certified, or upon rejection of the Pledged Mortgage as unsatisfactory by an Investor or an Approved Custodian.

                    (3) Seven (7) Business  Days elapse from the date a Wet
               Settlement Advance was made without receipt by the Lender of all Collateral Documents relating to such Pledged Mortgage, or such Collateral Documents, upon examination by the
               Lender, are found not to be in compliance with the requirements of this Agreement or the related Purchase Commitment.

                    (4) With  respect to any Pledged  Mortgage,  any of the
               items described in Section 2.2(d), upon examination by the Lender, are found not to be in compliance with the requirements of this Agreement or the related Purchase Commitment.

                    (5) For a  Construction/Perm  Mortgage Loan two hundred
               seventy (270) days elapse from the date of the initial Construction Advance made by the Lender against such Pledged Mortgage, without such Construction/Perm Mortgage Loan being converted to a Permanent Mortgage Loan. Notwithstanding the above, the Company may request and the Lender may approve a ninety (90) day extension of the construction period for any Construction/Perm Mortgage Loan. Within fifteen (15) days after the final Construction Advance, a Construction/Perm Mortgage Loan shall be converted to a Permanent Mortgage Loan and the date of such final Construction Advance shall be deemed to be the initial Advance date of the Permanent Mortgage Loan and the provisions of Section 2.5(d)(1) shall apply to such Permanent Mortgage Loan.

               2.5(f) The outstanding amount of any Advance made pursuant to Section 2.2(g) shall be payable in full within one (1) Business Day after the date of such Advance.

               2.5(g) In  addition  to the  payments  required  pursuant to
          Section 2.5(d), the Company shall be obligated to pay to the Lender, without the necessity of prior demand or notice from the Lender, and the Company authorizes the Lender to cause the Funding Bank to charge the Company's account if the principal amount of (i) any Unimproved Mortgage Loan is paid or prepaid, or
          (ii) any other Pledged Mortgage is prepaid, in either case in whole or in part, while an Advance is outstanding against such Pledged Mortgage, for the amount of such payment or prepayment, to be applied to such Advance.

               2.5(h) The Company shall give Notice to the Lender (telephonically, to be followed by written notice) of the Pledged Mortgages or Pledged Securities for which proceeds have been received. Upon receipt of such Notice the Advances against such Pledged Mortgages or Pledged Securities shall be repaid and such Pledged Mortgages or Pledged Securities shall be considered to have been redeemed from pledge. The Lender is entitled to rely upon the Company's affirmation that deposits in the Cash Collateral Account represent payment from Investors for the purchase of Pledged Mortgages or Pledged Securities as specified by the Company. In the event that the payment from an Investor for the purchase of Pledged Mortgages or Pledged Securities is less than the outstanding Advances against such Pledged Mortgages or the Mortgage Loans backing Pledged Securities, the Lender is authorized to cause the Funding Bank to charge the Company's account for an amount equal to such deficiency. Provided no Default or Event of Default exists, the Lender shall return any excess payment from an Investor for Pledged Mortgages or Pledged Securities to the Company.

               2.5(i) The Company may, from time to time,  prepay a portion of the Advances pursuant to this Section 2.5(h) (any such prepayment is hereafter referred to as a "Buydown"). A Buydown shall not, except as set forth below, be deemed a prepayment of any particular Advances, and shall not entitle the Company to the release of any Collateral. If a Default or an Event of Default has occurred and is continuing, the Lender shall be entitled to retain as additional Collateral any portion of the Buydown which has been funded by the Company. Any portion of the Buydown which has been funded to the Company by its Parent and/or Affiliates shall be refunded to and at the direction of the Company. All or any portion of a Buydown may be reborrowed hereunder, provided no Default or Event of Default has occurred and is continuing, upon written notice to the Lender no later than 9:30 a.m. on the Business Day that the Company desires to reborrow such amount. The Lender shall use its best efforts to apply Buydown to reduce the interest on Advances in the following order: first, Unimproved Advances; second, Construction Advances; third, Nonconforming Advances; and fourth, Ordinary Warehousing Advances; provided, however, that no portion of any Buydown may be or remain applied to Unimproved Advances unless, after giving effect to such application, the outstanding principal balance of the Unimproved Advances (net of the portion of the Buydown applied thereto) would be greater than or equal to Two Million Five Hundred Thousand Dollars ($2,500,000). In the event the Lender receives a payment of Advances that would, as a result of the Buydown, reduce the outstanding principal balance of the Unimproved Advances to an amount less than Two Million Five Hundred Thousand Dollars ($2,500,000), or the outstanding principal balance of the other Advances to an amount less than zero, unless an Event of Default shall have occurred and be continuing, the Buydowns, or a portion thereof equal to such excess, shall be re-advanced to the Company.

     8. Section 3.2(d) of the Agreement shall be deleted in its entirety and the following shall be substituted in lieu thereof:

               3.2(d) The Lender shall have the exclusive right to the possession of the Pledged Securities or, if the Pledged Securities are issued in book-entry form or issued in certificated form and delivered to a clearing corporation (as such term is defined in the Uniform Commercial Code of Minnesota) or its nominee, the Lender shall have the right to have the Pledged Securities registered in the name of a securities intermediary (as such term is defined in the Uniform Commercial Code of Minnesota) in an account containing only customer securities and credited to an account of the Lender. The Lender shall have the right to cause delivery of the Pledged Securities to be made to the Investor or the Pledged Securities credited to the account of the Investor or the Investor's designee only against payment therefor. The Company acknowledges that the Lender may enter into one or more standing arrangements with other financial institutions with respect to Pledged Securities issued in book entry form or issued in certificated form and delivered to a clearing corporation, pursuant to which such Pledged Securities are registered in the name of such financial institution, as agent or securities intermediary for the Lender, and the Company agrees upon request of the Lender to execute and deliver to such other financial institutions the Company's written concurrence in any such standing arrangements.

     9. The Third Amended and Restated Warehousing Promissory Note is amended and restated in its entirety as set forth in the Fourth Amended and Restated Warehousing Promissory Note, in the form of Exhibit A-1 attached to this Amendment. All references in this Amendment and in the Agreement to the Warehousing Promissory Note shall be deemed to refer to the Third Amended and Restated Warehousing Promissory Note delivered in connection with this Amendment.

     10. The Company shall deliver to the Lender (a) an executed original of this Amendment; (b) an executed original of the Fourth Amended and Restated Warehousing Promissory Note; (c) a Certificate of Secretary with Corporate Resolutions; and (d) a Two Hundred
Fifty Dollar ($250) document production fee.

     11. The Company represents, warrants and agrees that (a) there exists no Default or Event of Default under the Loan Documents, (b) the Loan Documents continue to be the legal, valid and binding agreements and obligations of the Company enforceable in accordance with their terms, as modified herein, (c) the Lender is not in default under any of the Loan Documents and the Company has no offset or defense to its performance or obligations under any of the Loan Documents, (d) the representations contained in the Loan Documents remain true and accurate in all respects, and (e) there has been no material adverse change in the financial condition of the Company from the date of the Agreement to the date of this Amendment.

     12. Except as hereby expressly modified, the Agreement shall otherwise be unchanged and shall remain in full force and effect, and the Company ratifies and reaffirms all of its obligations thereunder.

     13. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and the Lender have caused this Amendment to be duly executed on their behalf by their duly authorized officers as of the day and year above written.

                       U.S. HOME MORTGAGE CORPORATION

                              By:  /s/ Chester P. Sadowski
                                   -------------------------
                                   Chester P. Sadowski
                              Its: Vice President

                              RESIDENTIAL FUNDING CORPORATION,
                           a Delaware corporation

                              By:  /s/ Jim Clapp
                                   --------------------------
                                   Jim Clapp
                              Its: Director

STATE OF Texas)
                         ) ss
COUNTY OF Harris )

     On April 2, 1998, before me, a Notary Public, personally appeared, Chester P. Sadowski, the Vice President of U.S. HOME MORTGAGE CORPORATION, a Florida corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.


                              /s/ Donna Monroe
                                  ----------------------------
                                  Donna Monroe
                                  Notary Public
  (SEAL)                          My Commission Expires: 3/26/99

STATE OF Maryland)
                         ) ss
COUNTY OF  Montgomery )

     On April 7, 1998, before me, a Notary Public, personally appeared Jim Clapp, the Director of RESIDENTIAL FUNDING CORPORATION, a Delaware corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.
                              /s/ S. Von Dem Hagen
                              ------------------------------
                              S. von dem Hagen
                              Notary Public
  (SEAL)                      My Commission Expires: 10/15/01

                                                       EXHIBIT A-1

     FOURTH AMENDED AND RESTATED WAREHOUSING PROMISSORY NOTE

$80,000,000                                 Date:  March 30, 1998

     FOR VALUE RECEIVED, the undersigned, U.S. HOME MORTGAGE CORPORATION, a Florida corporation, (herein called the "Company"), hereby promises to pay to the order of RESIDENTIAL FUNDING CORPORATION, a Delaware corporation (the "Lender" or, together with its successors and assigns, the "Holder") whose principal place of business is 8400 Normandale Lake Blvd., Suite 600, Minneapolis, Minnesota 55437, or at such other place as the Holder may designate from time to time, the principal sum of Eighty Million Dollars ($80,000,000) or so much thereof as may be outstanding from time to time pursuant to the First Amended and Restated Warehousing Credit and Security Agreement described below, and to pay interest on said principal sum or such part thereof as shall remain unpaid from time to time, from the date of each Advance until repaid in full, and all other fees and charges due under the Agreement, at the rate and at the times set forth in the Agreement. All payments hereunder shall be made in lawful money of the United States and in immediately available funds.

     This Note is given to evidence an actual warehouse facility in the above amount and is the Warehousing Promissory Note referred to in that certain First Amended and Restated Warehousing Credit and Security Agreement (the "Agreement") dated August 31, 1995, between the Company and the Lender, as the same may be amended or supplemented from time to time, and is entitled to the benefits thereof. Reference is hereby made to the Agreement (which is incorporated herein by reference as fully and with the same effect as if set forth herein at length) for a description of the Collateral, a statement of the covenants and agreements, a statement of the rights and remedies and securities afforded thereby and other matters contained therein. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the Agreement.

     This Note is given in replacement for, and not in satisfaction of, that certain Third Amended and Restated Warehousing Promissory Note dated June 25, 1997, and issued by the Company to evidence its Obligations under the Agreement (the "Existing Note"). All amounts owed by the Company under the Existing Note (including, without limitation, the unpaid principal thereunder, interest accrued thereon and fees accrued under the Agreement, whether or not yet due and owing) as of the date hereof, shall be owed hereunder.

     This Note may be prepaid in whole or in part at any time without premium or penalty.

     Should this Note be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to principal and interest, fees and charges due under the Agreement, any and all costs of collecting this Note, including reasonable attorneys' fees and expenses.

     The Company hereby waives demand, notice, protest and presentment.

     This Note shall be construed and enforced in accordance with the laws of the State of Minnesota, without reference to its principles of conflicts of law.

     IN WITNESS WHEREOF, the Company has executed this Note as of the day and year first above written.


                       U.S. HOME MORTGAGE CORPORATION


                              By:  /s/ Chester P. Sadowski
                                   -----------------------
                                   Chester P. Sadowski
                              Its: Vice President


STATE OF Texas )
                         ) ss
COUNTY OF Harris)

     On April 2, 1998, before me, a Notary Public, personally appeared Chester P. Sadowski, the Vice President of U.S. HOME MORTGAGE CORPORATION, a Florida corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Donna Monroe
                              --------------------------------
                              Donna Monroe
                              Notary Public
  (SEAL)                      My Commission Expires: 03/26/99